Exhibit 21.1

Subsidiaries of Yahoo! Inc.

Name of Entity	Jurisdiction of Formation	Economic Interest (if not 100%)
5to1 Holding Corp.	Delaware
5to1, Inc.	Delaware
Actionality Deutschland GmbH	Germany
Actionality, Inc.	Delaware
Citizen Sports	Delaware
Customer Acquisition Network Holdings, Inc.	Delaware
Dapper (Israel) Limited	Israel
Dapper Inc.	Delaware
Genome, Inc.	Delaware
interclick, inc.	Delaware
IntoNow, Inc.	Delaware
Java SNV Holdings LLC	Delaware
KR3 Services Korea Yuhan Hoesa	Korea
Maktoob.com Inc.	British Virgin Islands
Overture Asia-Pac Services K.K.	Japan
Overture Korea Yuhan Hoesa	Korea
Overture Search Services (Asia) Limited	Ireland
Overture Search Services (Ireland) Limited	Ireland
Overture Search Services Holdco (Ireland) Limited	Cayman Islands
Overture Services Limited	UK
PT Yahoo Indonesia	Indonesia
Right Media LLC	Delaware
Snipbook, Inc.	Delaware
Whereonearth Limited	UK
Yahoo de Colombia S.A.S.	Colombia
Yahoo de Mexico, SA de CV	Mexico
Yahoo India Private Limited	India
Yahoo Software Development India Private Limited	India
Yahoo Software Research and Development (Beijing) Co., Ltd.	China
Yahoo! 390 GmbH	Germany
Yahoo! Asia Pacific Pte. Ltd.	Singapore
Yahoo! Australia & NZ (Holdings) Pty Limited	Australia	50%
Yahoo! Digital Media (Content) Pty Limited	Australia	50%
Yahoo!7 Communications Australia Pty Limited	Australia	50%
Yahoo!7 Money Hound Pty Ltd.	Australia	50%
Yahoo!7 Pty Limited	Australia	50%
Yahoo!7 Travel Pty Limited	Australia	50%
Spreets New Zealand Limited	New Zealand	50%
Spreets Pty Limited	Australia	50%

Name of Entity	Jurisdiction of Formation	Economic Interest (if not 100%)
TotalTravel.com Pty Limited	Australia	50%
Yahoo! New Zealand Limited	New Zealand	50%
Yahoo! Canada Co.	Canada
Yahoo! Cayman Asia Holdings Limited	Cayman Islands
Yahoo! Communications Europe, Ltd.	Ireland
Yahoo! CV, LLC	Delaware
Yahoo! de Argentina SRL	Argentina
Yahoo! Deutschland GmbH	Germany
Yahoo! Deutschland Services GmbH	Germany
Yahoo! Digital Marketing Limited	Taiwan
Yahoo! do Brasil Internet Ltda	Brazil
Yahoo! Domain Services, Inc.	Delaware
Yahoo! Egypt Services, a Limited Liability Company	Egypt
Yahoo! Europe Limited	UK
Yahoo! France Holdings SAS	France
Yahoo! France SAS	France
Yahoo! Hispanic Americas, LLC	Delaware
Yahoo! Holdings Limited	UK
Yahoo! Hong Kong Holdings Limited	Hong Kong
Yahoo! Hong Kong Limited	Hong Kong
Yahoo! Hungary Labs Kft.	Hungary
Yahoo! Iberia S.L.	Spain
Yahoo! International Services Holdings, Inc.	Delaware
Yahoo! International Services, Inc.	Delaware
Yahoo! Ireland Services Limited	Ireland
Yahoo! Israel Labs Ltd.	Israel
Yahoo! Italia S.r.l.	Italy
Yahoo! Jordan Services PSC	Jordan
Yahoo! Korea Yuhan Hoesa	Korea
Yahoo! Malaysia Sdn. Bhd.	Malaysia
Yahoo! Mauritius Holdings Limited	Mauritius
Yahoo! Middle East FZ-LLC	United Arab Emirates
Yahoo! Netherlands B.V.	Netherlands
Yahoo! Netherlands Holdings C. V.	Netherlands
Yahoo! Philippines Services Inc.	Philippines
Yahoo! Realty Inc.	California
Yahoo! Sàrl	Switzerland
Yahoo! Saudi Arabia Services Limited	Saudi Arabia
Yahoo! Search Marketing Australia Pty Limited	Australia
Yahoo! Singapore Digital Marketing Pte. Ltd.	Singapore
Yahoo! Switzerland Server Services Sàrl	Switzerland
Yahoo! Taiwan Holdings Limited	Hong Kong
Yahoo! Taiwan Inc.	Taiwan
Yahoo! Technologies Norway AS	Norway
Yahoo! UK Limited	UK
Yahoo! Vietnam Company Limited	Vietnam
Zimbra Software Asia Pacific Private Limited	India